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                                                                   Exhibit 10.16

                                 AMENDMENT TO
                             EMPLOYMENT AGREEMENT

     This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), dated as of July 31, 1997, is entered into between AMERICAN GENERAL HOSPITALITY CORPORATION, a Maryland corporation (the "Company"), and Steven D. Jorns ("Executive").

                             W I T N E S S E T H :

     WHEREAS, the Company and Executive have previously entered into an Employment Agreement (the "Agreement"), dated as of July 31, 1996; and

     WHEREAS, Executive has provided valuable services to the Corporation as its Chairman of the Board, Chief Executive Officer and President; and

     WHEREAS, the Company and Executive each desire to continue the employment relation pursuant to the Agreement; and

     WHEREAS, the parties also desire to make certain clarifications and modifications to the Agreement;

     NOW, THEREFORE, in consideration of the sum of $1.00 each to the other in hand paid, the receipt whereof is hereby acknowledged and the mutual covenants and agreements herein contained, the parties hereto agree and hereby amend those terms and conditions of the Agreement as follows:

1. Paragraph 2 of the Agreement shall be deleted and replaced with the following:

          "Term. The term of Executive's employment under this Agreement (the "Term") will begin on the date of this Agreement and will continue, subject to the termination provisions set forth in paragraph 5 below, until the fifth anniversary of the date hereof; provided, that, commencing on the fifth anniversary of the date hereof and on each anniversary thereafter, the Term shall be automatically extended for one year unless either the Company or the Executive provides written notice of non-extension at least thirty days prior to such anniversary date."

2. Paragraph 4(d) is amended by adding the following sentence at the end thereof:

          "Notwithstanding anything herein to the contrary, upon the occurrence of a Change of Control (as defined herein), the stock options shall fully vest and become exercisable and the shares of Common Stock shall fully vest and become nonforfeitable."
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3.   Paragraph 5(d)(iii) of the Agreement shall be amended to (i) delete the word "or" in the tenth line thereof and to (ii) add the following text immediately subsequent to the word "Texas" in the last sentence: " or (D) the occurrence of a Change of Control."

4. Immediately subsequent to Paragraph 5(d)(iii) of the Agreement, the following new subparagraph shall be added:

          "(iv)  'Change of Control' means any of the following events:

                    (A) The acquisition (other than from the Company) by any "Person" (as the term is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities; or

                    (B) The individuals who were members of the Board (the "Incumbent Board") during the previous twelve (12) month period, cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

                    (C) Approval by stockholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or
                 (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other

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                 disposition of all or substantially all of the assets of the
                 Company.

          Notwithstanding the foregoing, a Change of Control shall not be deemed to occur pursuant to Section 5(d)(iv)(A), solely because fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition."

5. Paragraph 6.b(i) of the Agreement shall be deleted and replaced in its entirety with the following text:

               "(i) the Company will pay as severance pay to Executive, not later than the 30th day following the date of termination, a lump sum severance payment (the "Severance Payment") equal to the greater of
          (x) the aggregate of all compensation due to Executive hereunder during the balance of the Term, assuming that the annual bonuses payable to Executive during such period will equal the average of the annual bonuses paid to Executive under this Agreement prior to termination of employment, or (y) 1.99 times the "base amount" within the meaning of Sections 280G(b)(3) and 280G(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and any applicable temporary or final regulations promulgated thereunder, or its equivalent as provided in any successor statute or regulation; provided, however, if such termination occurs by the Company other than for Cause or by an Executive for Good Reason in connection with or following a Change of Control, the multiple 1.99 in clause (y) shall be increased to 2.99;"

6. Immediately subsequent to Paragraph 6.b(ii) of the Agreement, the following new subparagraph shall be added in its entirety:

               "(iii) Notwithstanding the previous provision, if payments made pursuant to this Section 6 are considered "parachute payments" under
          Section 280G of the Code, then the sum of such parachute payments plus any other payments made by the Company to the Executive which are considered parachute payments shall be limited to the greatest amount which may be paid to the Executive under Section 280G without causing any loss of deduction to the Company under such section."

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7.   Immediately subsequent to Paragraph 9.g. of the Agreement, the following new subparagraph shall be added in its entirety

          "h. For purposes of any Agreement (as such term is defined in the 1996 Incentive Plan) between the Company and the Executive, any references therein to an Employment Agreement shall mean this Employment Agreement between the Company and Executive, as amended from time to time."

8. All the above specified amendments, deletions and modifications to the Agreement shall be effective as of July 31, 1997 without derogation to any
     of rights or obligations of the parties prior to such date.   All the
     remaining terms and conditions of the Agreement are unmodified and in full and continuous force and effect.


                    [SIGNATURES ON FOLLOWING PAGE]

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          IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first set forth above.


                                        AMERICAN GENERAL HOSPITALITY CORPORATION



                                        By: /s/ Bruce G. Wiles
                                            ------------------------------------
                                            Name:    Bruce G. Wiles
                                            Title:   Executive Vice President



                                        /s/ Steven D. Jorns
                                        ----------------------------------------
                                        STEVEN D. JORNS

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